Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation of our report dated March 6, 2026, relating to the consolidated balance sheets of INLIF Limited (the “Company”) and its subsidiaries (the “Group”) as of December 31, 2025, the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity, and cash flows for the years ended December 31, 2025 included in its annual report on Form 20-F for the year ended December 31, 2025, and the incorporation by reference of our report into the following Registration Statements:

(i)	Registration Statement on Form F-3 filed with the SEC on January 5, 2026 (File No. 333-292580), including all prospectus supplements thereof;

(ii)	Registration Statement on Form S-8 filed with the SEC on August 15, 2025 (File No. 333-289640); and

(iii)	Registration Statement on Form S-8 initially filed with the SEC on April 11, 2025 (File No. 333-286485), as amended.

/s/ Enrome LLP

Singapore

March 6, 2026

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